                                                       Registration No. ________

  As filed with the Securities and Exchange Commission on January 30, 1998
================================================================================

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         STRATTEC SECURITY CORPORATION
             (Exact name of registrant as specified in its charter)

                 WISCONSIN                             39-1804239
          (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)            Identification No.)

             3333 West Good Hope Road
               Milwaukee, Wisconsin                      53209
     (Address of Principal Executive Offices)          (ZIP Code)

                           _________________________

                         STRATTEC SECURITY CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)


                                                            Copy to:
                  JOHN G. CAHILL                      JAMES M. BEDORE, ESQ.
             Executive Vice President,            Reinhart, Boerner, Van Deuren,
             Chief Financial Officer,                Norris & Rieselbach, s.c.
              Treasurer and Secretary                 1000 North Water Street
           STRATTEC SECURITY CORPORATION            Milwaukee, Wisconsin 53202
             3333 West Good Hope Road
            Milwaukee, Wisconsin 53209
      (Name and address of agent for service)


                                 414-247-3333
         (Telephone number, including area code, of agent for service)

                           _________________________


                       CALCULATION OF REGISTRATION FEE

=================================================================================================


                                                                   Proposed
      Title of                                 Proposed             Maximum
     Securities                                Maximum             Aggregate           Amount of
        to be            Amount to be       Offering Price         Offering           Registration
     Registered           Registered          Per Share            Price (1)              Fee
     ----------           ----------          ---------            ---------              ---

    Common Stock,
   $.01 par value       100,000 shares        $28(1)(2)           $2,800,000            $826.00
=================================================================================================


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(1)      For the purpose of computing the registration fee, STRATTEC SECURITY
         CORPORATION (the "Registrant") has used $28 as the average of the high and low prices of the Common Stock as reported on January 27, 1998 on the Nasdaq National Market for the offering price per share, in accordance with Rule 457(h).

(2) The actual offering price will be determined in accordance with the terms of the Plan.





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

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the "Registrant") (Commission File No. 0-25150), with the Securities and Exchange Commission (the "Commission") pursuant to
Section 13 or 15 of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

            (a) The description of the Registrant's Common Stock contained in Item 11 of the Registrant's Registration Statement on Form 10 dated November 18, 1994, as amended by the Registrant's Form 10/A Amendment No. 1 thereto dated January 20, 1995 and by the Registrant's Form 10/A Amendment No. 2 thereto dated February 6, 1995, and any amendment or report filed for the purpose of updating such description.

            (b) The Company's annual report on Form 10-K for the fiscal year ended June 29, 1997.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.  See Item 3 above.




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



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section_180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;
(iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred inconnection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

         Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.




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



         Article VIII of the Registrant's By-Laws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL.

         Directors and officers of the Registrant are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events
                            arising after the effective date of the
                            Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                       (iii)To include any material information with respect
                            to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable,each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Reference is made to the indemnification provisions referred to in Item 6 of this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 26, 1998.

                            STRATTEC SECURITY CORPORATION
                            (Registrant)

                            By: /s/ Harold M. Stratton II
                                -------------------------------------
                                Harold M. Stratton II
                                President and Chief Executive Officer

                       _______________________________

                              POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Harold M. Stratton II and John G. Cahill, and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


 SIGNATURE                                       TITLE                                             DATE
   /s/ Harold M. Stratton                        President, Chief Executive Officer, and
   ------------------------                      Director (Principal Executive Officer of the
   Harold M. Stratton II                         Registrant)                                       1/26/98

   /s/ John G.                                   Executive Vice President, Chief Financial
   ------------------------                      Officer, Treasurer, Secretary, and Director
   John G. Cahill                                (Principal Financial and Principal Accounting
                                                 Officer)                                          1/26/98

   /s/Frank J.                                   Director                                          1/26/98\
   ------------------------
   Frank J. Krejci

   /s/Michael J.                                 Director                                          1/26/98
   ------------------------
   Michael J. Koss

   /s/Robert                                     Director                                          1/26/98
   ------------------------
   Robert Feitler


                         STRATTEC SECURITY CORPORATION
                               (THE "REGISTRANT")
                         (COMMISSION FILE NO. 0-25150)

                                 EXHIBIT INDEX
                                       TO
                        FORM S-8 REGISTRATION STATEMENT

 EXHIBIT                                                   INCORPORATED HEREIN                FILED        SEQUENTIAL
 NUMBER                   DESCRIPTION                        BY REFERENCE TO                HEREWITH        PAGE NO.
 4.1            Amended and Restated Articles of  Appendix B to the Registrant's
                Incorporation of the Registrant   Information Statement annexed to,
                                                  and filed as Exhibit 2.1 to, the
                                                  Registrant's Form 10/A Amendment
                                                  No.2 to Registration Statement
                                                  dated February 6, 1995

 4.2            By-Laws of the Registrant         Appendix_C to the Registrant's
                                                  Information Statement annexed to,
                                                  and filed as Exhibit_2.1 to, the
                                                  Registrant's Form 10/A Amendment
                                                  No._2 to Registration Statement
                                                  dated February 6, 1995

 4.3            Rights Agreement dated as of      Exhibit_4.1 to the Registrant's
                February_6, 1995, between the     Form_10/A Amendment No._2 to
                Registrant and Firstar Trust      Registration Statement dated
                Company, as Rights Agent, which   February 6, 1995
                includes the Form of Right
                Certificate as Exhibit A and the
                Summary of Rights to Purchase
                Common Shares as Exhibit B


 5              Opinion of Counsel                                                              X

 23.1           Consent of Arthur Andersen LLP                                                  X

 23.2           Consent of Counsel                                                        Contained in
                                                                                          Opinion
                                                                                          filed as
                                                                                          Exhibit 5
 24             Powers of Attorney                Signature Page to Registration
                                                  Statement

 99             STRATTEC SECURITY CORPORATION
                Employee Stock Purchase Plan
                                                                                                X





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